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                                                                    EXHIBIT 21.1

                         SYKES ENTERPRISES, INCORPORATED
                              LIST OF SUBSIDIARIES

As of December 31, 2003, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

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
Sykes Realty, Inc.                                                                                     United States
Sykes Enterprises Delaware, Inc.                                                                       United States
Sykes Enterprises - South Africa, Inc.                                                                 United States
Sykes Enterprises of Canada, Inc.                                                                      Canada
Sykes Financial Services, Inc.                                                                         United States
SEI Technical Services, Ltd.                                                                           United Kingdom
McQueen International Incorporated                                                                     United States
     Sykes E-Commerce, Incorporated                                                                    United States
Sykes Latin America, S.A.                                                                              Costa Rica
Sykes Enterprises Incorporated, S.L.                                                                   Spain
McQueen International Limited                                                                          Scotland
     McQueen Europe Limited                                                                            Scotland
         Sykes Netherlands B.V.                                                                        The Netherlands
              McQueen Skandinavian AB                                                                  Sweden
              McQueen International B.V.                                                               The Netherlands
              Sykes Asia Inc.                                                                          The Philippines
              Sykes France S.A. (f/k/a McQueen France S.A.)                                            France
     Sykes Europe Limited                                                                              Scotland
         Link Network Limited                                                                          Scotland
Sykes Holdings of Belgium B.V.B.A.                                                                     Belgium
     Sykes Belgium N.V. (f/k/a Translation, Fulfillment & Communication, N.V. ("Traffic")              Belgium
Sykes Global Holdings, LLC                                                                             United States
Sykes LP Holdings, LLC                                                                                 United States
     Sykes Investments CV                                                                              The Netherlands
                  Sykes El Salvador, Ltda                                                              El Salvador
         Sykes Enterprises Incorporated Holdings B.V.                                                  The Netherlands
              Sykes Datasvar Support AB                                                                Sweden
                  TwinPoint AB                                                                         Sweden
              Sykes International Holdings BV                                                          The Netherlands
                  Sykes Canada Corporation (f/k/a Oracle Service Networks Corporation)                 Canada
                      248 Pall Mall (London) Inc.                                                      Canada
                           Station Park Fitness Club Inc.                                              Canada
                      Clinidata Incorporated                                                           Canada
                      Sykes Enterprises GmbH                                                           Germany
                           Sykes Enterprises Hamburg Hannover GmbH & Co. KG                            Germany
                           Sykes Enterprises Verwaltungs und Management GmbH                           Germany
                           Heidi Fabinyi Telemarketing Und Kommunikationskonzepte GmbH & Co. KG        Germany
                           Sykes Verwaltungesellschaft mgH                                             Germany
                           Sykes Enterprises Support Services B.V. & Co. KG                            Germany
                           Sykes Enterprises Management GmbH                                           Germany
                           Sykes Enterprises Verwaltungs und Beteiligungsgellschaft mbH                Germany
                           Sykes Enterprises Bochum GmbH & Co. KG                                      Germany
                                    Sykes Enterprises Wilhemslaven GmbH & Co. KG                       Germany
                                    TST Tele Service Team, GmbH                                        Germany
                                    T.O.P. Teleshopping, GmbH                                          Germany
              Sykes Enterprises Incorporated BV                                                        The Netherlands
                  Sykes Enterprises Istanbul Limited Sirket                                            Turkey
                  Sykes Information Technology China (Shanghai) Co. Ltd.                               Peoples Republic of China
                  Sykes Enterprises Italy S.r.L                                                        Italy
                  Sykes Enterprises, Inc. Kft. Budapest                                                Hungary
                  Sykes Central Europe Kft                                                             Hungary
                  Sykes Finland Oyin                                                                   Finland
              Sykes India Holdings Corporation                                                         Mauritius
                  Sykes Enterprises Pvt Ltd                                                            India
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